                                                                  EXHIBIT 10(DD)

                       THIRD LOAN MODIFICATION AGREEMENT


     This Third Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of April 21, 2001, by and between SILICON VALLEY BANK , a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank") and LTX CORPORATION, a Massachusetts corporation with its chief executive office located at LTX Park at University Avenue, Westwood, Massachusetts 02090 ("Borrower").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness and
     ------------------------------------
obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 1, 1999, evidenced by, among other documents, a certain Loan and Security Agreement dated October 1, 1999 between Borrower and Bank in the original principal amount of Ten Million Dollars ($10,000,000.00), as amended by a certain Loan Modification Agreement dated October 30, 2000, as further amended by a certain Second Loan Modification Agreement dated December 29, 2000 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2.   DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the
     -------------------------
Collateral as described in the Loan Agreement and a certain Intellectual Property Security Agreement between Borrower and Bank each dated October 1, 1999 (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     Modification(s) to Loan Agreement.
     ---------------------------------

          1. The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.1 (a) thereof in its entirety:

                    "(a) Bank shall make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the amount of outstanding advances in excess of $5,000,000.00 made under the A/R Purchase Agreement, but only to the extent not sufficiently reserved therefore under the EXIM Agreement as determined by the Borrowing Base Certificate to be delivered to the Bank. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement."

               and inserting in lieu thereof the following:

                    "(a) Bank shall make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement."

          2. The Loan Agreement shall be amended by deleting the following text appearing as

               Section 2.3 (a) thereof in its entirety:


                    "(a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate one half of one percentage point (0.50%) above the Prime Rate. After an Event of Default, Obligations accrue interest at three (3%) percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed."

               and inserting in lieu thereof the following:

                    "(a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at three (3%) percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed."

          3. The Loan Agreement shall be amended by deleting the following text appearing as Section 6.3 thereof in its entirety:

                    "6.3  Inventory; Returns.  Borrower shall keep all Inventory
                          ------------------
                    in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000.00)."

               and inserting in lieu thereof the following:

                    "6.3  Inventory. Borrower shall keep all Inventory in good
                          ---------
                    and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date."

          4. The Loan Agreement shall be amended by deleting the following text appearing as Section 6.6 thereof in its entirety:

                    "6.6  Primary Accounts.  Borrower shall maintain its primary
                          ----------------
                    depository and operating accounts with Bank."

               and inserting in lieu thereof the following:

                    "6.6  Operating Account.  Borrower shall an operating
                          -----------------
                    account with Bank."

          5. The Loan Agreement shall be amended by deleting the following text appearing as Section 6.7 thereof in its entirety:

                    "6.7 Financial Covenants. Borrower shall maintain as of the last day of each quarter, unless otherwise noted:

                    6.7.1 Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least

                    (i) 0.70 to 1.0 for the quarter ending July 31, 1999, (ii)
                    0.725 to 1.0 for the quarter ending October 31, 1999, (iii)
                    0.75 to 1.0 for the quarter ending January 31, 2000, (iv)
                    0.775 to 1.0 for the quarter ending, April 30, 2000, and (v)
                    0.80 to 1.0 for the quarter ending July 31, 2000 and for each quarter thereafter.

                    6.7.2  Tangible Net Worth.  A Tangible Net Worth of at least
                    (i) Fifty Nine Million Dollars ($59,000,000.00) plus (ii)
                                                                    ----
                    seventy five percent (75%) of the sum of (A) the Borrower's net income earned, as determined in accordance with GAAP, consistently applied, for each quarter commencing with the quarter ended July 31, 1999, and (B) all net proceeds received by the Borrower after the Closing Date as the result of any (1) issuance of equity by the Borrower or (2) additional Subordinated Debt incurred by the Borrower.

                    6.7.3 Profitability. Borrower shall have a minimum net profit of (i) Two Million Five Hundred Thousand Dollars ($2,500,000.00) for the fiscal quarter ending July 31, 1999, and (ii) $1.00 for each fiscal quarter of year 2000 and thereafter. Notwithstanding the foregoing, provided the
                                                                --------
                    Borrower maintains a cumulative profitability for all of year 2000, the Borrower may have (i) a quarterly loss during any quarter not to exceed Five Million Dollars ($5,000,000.00), and (ii) a second quarterly loss in year 2000 in an amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), provided however that in the event of a loss as set forth in the preceding clause
                    (ii), no further Credit Extensions shall be made hereunder, and, provided no other Events of Default have occurred or
                         --------
                    exist, the terms and conditions of this Agreement shall thereafter be automatically subject to the Bank's CFD department and the Borrower shall execute such documents, instruments, and agreements as the Bank may require to convert this loan arrangement to the CFD Department upon terms substantially similar to those set forth in documents previously executed by the Borrower in connection with the establishment of its loan arrangement dated October 26, 1998."

               and inserting in lieu thereof the following:

                    "6.7   Financial Covenants.  Borrower shall maintain as of
                    the last day of each quarter, unless otherwise noted:

                    6.7.1 Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.0."

                    6.7.2  Tangible Net Worth.  A Tangible Net Worth of at least
                    (i) Three Hundred Ten Million Dollars ($310,000,000.00) plus
                                                                            ----
                    (ii) seventy five percent (75%) of the sum of (A) the Borrower's net income earned, as determined in accordance with GAAP, consistently applied, for each quarter and (B) all net proceeds received by the Borrower as the result of any (1) issuance of equity by the Borrower or (2) additional Subordinated Debt incurred by the Borrower.

                    6.7.3 Profitability. Borrower shall have no more than two consecutive cumulative quarterly losses in excess of Thirty Million Dollars ($30,000,000.00)."

               6. The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                    ""Borrowing Base" is (i) eighty percent (80%) of Eligible Accounts plus (ii) ninety percent (90%) of Eligible Foreign Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate."

               and inserting in lieu thereof the following:

                    ""Borrowing Base" is eighty percent (80%) of Eligible Accounts and Eligible Foreign Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate."

          7. The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                    ""Committed Revolving Line" is a Credit Extension of up to Ten Million Dollars ($10,000,000.00)."

               and inserting in lieu thereof the following:

                    ""Committed Revolving Line" is a Credit Extension of up to Fifteen Million Dollars ($15,000,000.00)."

          8. The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                    ""Eligible Foreign Accounts" are Eligible Accounts for which the account debtor does not have its principal place of business in the United States but are supported by letter(s) of credit acceptable to Bank."

               and inserting in lieu thereof the following:

                    ""Eligible Foreign Accounts" are Eligible Accounts for which the account debtor does not have its principal place of business in the United States but (A) are supported by letter(s) of credit acceptable to Bank or (B) the account debtor is: Koninklijke Philips Electronics (Philips Semiconductor), (ii) Infineon Technologies AG or (iii) Texas Instruments."

          9. The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                    ""Revolving Maturity Date" is March 31, 2001."

               and inserting in lieu thereof the following:

                    ""Revolving Maturity Date" is March 31, 2002."

          10.  The Borrowing Base Certificate appearing as Exhibit C to the Loan
                                                           ---------
               Agreement is hereby replaced with the Borrowing Base Certificate attached as Exhibit A hereto.
                           ---------

          11.  The Compliance Certificate appearing as Exhibit D to the Loan
                                                       ---------
               Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.
                           ---------

4.   TERMINATION OF AVAILABILITY.   Borrower hereby acknowledges and agrees that
     ---------------------------
Borrower has no availability to request any advances under the Exim Agreement, as such Exim Agreement has been terminated on or before the date hereof, except for those obligations that specifically survive the repayment thereof.
Further, Bank and Borrower each acknowledge and agree that the A/R Purchase Agreement has been cancelled and terminated and is of no further force or effect.

5.   TERMINATION OF INTELLECTUAL PROPERTY COLLATERAL.  Borrower and Bank have
     -----------------------------------------------
this day entered into a certain Negative Pledge Agreement (the "Negative Pledge Agreement") regarding the Borrower's Intellectual Property (as defined in the Negative Pledge Agreement). The Bank hereby acknowledges and agrees that Borrower's Intellectual Property is no longer included in the Collateral and agrees at Borrower's request Bank will take all reasonable steps to terminate Bank's interest therein. Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the Intellectual Property.

6.   CONSENT TO CITIZENS BANK LOAN. The Borrower intends to enter into a loan
     -----------------------------
arrangement with Citizens Bank of Massachusetts (the "Creditor") and incur debt to the Creditor as a result thereof (the "Creditor Debt"), which Creditor Debt will be secured by a first lien on certain deposit accounts and investment property in the control of the Creditor (the "Creditor Lien"). The incurrence of the Creditor Debt and the granting of the Creditor Lien are prohibited under the terms of the Loan Agreement. Bank hereby consents to the incurrence by Borrower of the Creditor Debt and the granting of the Creditor Lien and waives any defaults or Events of Default which may occur solely as result of the Borrower entering into such transaction. Such waiver shall only apply to foregoing transaction and shall no way be construed as a waiver of any other terms or conditions of the Loan Agreement.

7.   FEES.  Borrower shall pay to Bank a modification fee equal to Fifty-Six
     ----
Thousand Two Hundred Fifty Dollars ($56,250.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

8.   ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower
     ------------------------------------------------------------
shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its state of formation, or (iii) change its organizational structure,
(iv) change its legal name, or (v) change any organizational number (if any) assigned by its state of formation. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse), except for inventory, equipment and test fixtures at vendors which supply Borrower and consigned systems or component thereof (all in the ordinary course of Borrower's business). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 1, 1999 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate have not materially changed, as of the date hereof.

9.   AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file financing
     ---------------------
statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

10.  CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE.  The Borrower
     -----------------------------------------------------------
affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws. Ch. 106), may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower (with the exception of Intellectual Property, as set forth in the Loan Agreement). In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

11.  CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     ------------------
wherever necessary to reflect the changes described above.

12.  RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and
     -------------------------------
reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

13.  NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has no
     -----------------------
defenses against the obligations to pay any amounts under the Obligations.

14.  CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the
     -------------------
existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

15.  RIGHT OF SET-OFF.  In consideration of Bank's agreement to enter into this
     ----------------
Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

16.  JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its
     ------------------
properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

17.  COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective
     ----------------
only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

            [The remainder of this page is intentionally left blank]

     This Loan Modification Agreement is executed as of the date first written above.

                                    ("BORROWER")

                                    LTX CORPORATION


                                    By:______________________________________

                                    Name:____________________________________

                                    Title:___________________________________


                                    ("BANK")

                                    SILICON VALLEY BANK, doing business as
                                    SILICON VALLEY EAST


                                    By:______________________________________

                                    Name:____________________________________

                                    Title:___________________________________


                                    SILICON VALLEY BANK


                                    By:______________________________________

                                    Name:____________________________________

                                    Title:___________________________________
                                      (signed in Santa Clara County, California)

                                   EXHIBIT A
                           BORROWING BASE CERTIFICATE

________________________________________________________________________________

Borrower: LTX Corporation               Lender: Silicon Valley Bank

Commitment Amount: $15,000,000.00
________________________________________________________________________________

      ACCOUNTS RECEIVABLE
      1.  Accounts Receivable Book Value as of ____________________     $ _____________
      2.  Additions (please explain on reverse)                         $ _____________
      3.  TOTAL ACCOUNTS RECEIVABLE                                     $ _____________

          ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
      4.  Amounts over 90 days due                                      $ _____________
      5.  Balance of 50% over 90 day accounts                           $ _____________
      6.  Credit balances over 90 days                                  $ _____________
      7.  Concentration Limits                                          $ _____________
      8.  Foreign Accounts (excluding Eligible Foreign Accounts)        $ _____________
      9.  Governmental Accounts                                         $ _____________
     10.  Contra Accounts                                               $ _____________
     11.  Promotion or Demo Accounts                                    $ _____________
     12.  Intercompany/Employee Accounts                                $ _____________
     13.  Other (please explain on reverse)                             $ _____________
     14.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                          $ _____________
     15.  Eligible Accounts (#3 minus #14)                              $ _____________
     16.  LOAN VALUE OF ACCOUNTS ( 80% of #15)                          $ _____________

BALANCES
     17.  Maximum Loan Amount                                            $15,000,000.00
     18.  Total Funds Available [Lesser of #17 or  #16]                 $ _____________
     19.  Present balance owing on Line of Credit                       $ _____________
     20.  Outstanding under Sublimits                                   $ _____________
     21.  RESERVE POSITION (#18 minus #19 and #20)                      $ _____________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

                                             -----------------------------------
COMMENTS:                                              BANK USE ONLY

By: ___________________________              Received by: _____________________
          Authorized Signer                                 Authorized signer

                                             Date: ____________________________

                                             Verified: ________________________
                                                            Authorized signer

                                             Date: ____________________________
                                             Compliance Status:        Yes  No
                                             3
                                             -----------------------------------

                                   EXHIBIT B
                             COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK

FROM:  LTX CORPORATION

       The undersigned authorized officer of LTX CORPORATION certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

       Please indicate compliance status by circling Yes/No under "Complies" column.

       Reporting Covenant                 Required                                              Complies
       ------------------                 --------                                              --------
       Quarterly financial statements     Quarterly within 45 days                              Yes   No
       Annual (CPA Audited)               FYE within 90 days                                    Yes   No
       10-Q, 10-K and 8-K                 Within 5 days after filing with SEC                   Yes   No
       A/R Agings                         Monthly within 20 days                                Yes   No

       Financial Covenant                         Required                    Actual            Complies
       ------------------                         --------                    ------            --------
       Maintain on a Quarterly  Basis:
       Minimum Quick Ratio                        1.50:1.0                    _____:1.0         Yes   No
       Minimum Tangible Net Worth                 $310,000,000.00*            $________         Yes   No
       Profitability (Maximum Losses)             ($**)                       (________)$       Yes   No

*Subject to increase as set forth in Section 6.7.2 of the Agreement. **See Section 6.7.3 of the Agreement.

Comments Regarding Exceptions:  See Attached.
                                          ----------------------------------
Sincerely,                                             BANK USE ONLY

_____________________________             Received by: _____________________
Signature                                                 Authorized signer
_____________________________
Title                                     Date: ____________________________
_____________________________
Date                                      Verified: ________________________
                                                          Authorized signer

                                          Date: ____________________________
                                                Compliance Status:  Yes  No
                                          ----------------------------------